UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

CHINA GREEN CREATIVE, INC.

(Name of Registrant As Specified In Charter)

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CHINA GREEN CREATIVE, INC.

24/F., Unit 3 Great China International Square
No. 1 Fuhua Rd.
Futian District, Shenzhen, Guangdong Province,
People’s Republic of China

86-755-23998799

INFORMATION STATEMENT
(Preliminary)

June 18, 2012

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

This Information Statement is first being mailed on or about July 2, 2012 to the holders of record of the common stock, par value $0.001 per shares of China Green Creative, Inc., a Nevada corporation (“ CNGV ,” “ the Company ,” “ we ” or “ us ”) as of the close of business on June 18, 2012 (the “Record Date”). This Information Statement relates to certain actions to be taken by the written consent of our stockholders holding of a majority of our voting power (the Written Consent”).

1.
the approval of an amendment ( the “Amendment”) to the Company’s Articles of Incorporation, a copy of which is attached hereto as Appendix A, to implement a reverse stock split at 1:60 to reduce the current issued and outstanding shares of common stock to approximately 5,000,000.

The accompanying information statement, which describes the Amendment in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under the Nevada law and our Articles of Incorporation and By-Laws, stockholder actions may be taken by written consent in lieu of a special meeting. Accordingly, the above-described actions by our Board of Directors and written consent of our majority stockholder are sufficient under Nevada law, our Articles of Incorporation and our By-Laws. Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Actions.

Our Board of Directors has fixed the close of business on June 18, 2012 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Exchange Act, the issuance of the Shares and the amendment to our Articles of Incorporation will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on June 18, 2012 to stockholders of record on June 18, 2012.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE ISSUANCE OF THE SHARE AND THE AMENDMENT.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

FOR THE BOARD OF DIRECTORS

/s/ Xinghua Chen
Xinghua Chen President and Director

Dated: June 18, 2010
Shenzhen, China

CHINA GREEN CREATIVE, INC.

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
CONSENTS OF STOCKHOLDERS

China Green Creative, Inc. (“CNGV,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and by the holders of a majority of our outstanding shares of common stock in accordance with the relevant Nevada law.

This information statement is being mailed on July 2, 2012 to stockholders of record on June 18, 2012 (the “Record Date”). The information statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE ISSUANCE OF THE SHARES AND THE AMENDMENT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board to notify the Action that the holder of a majority of our outstanding voting stock have approved by written consent in lieu of a special meeting.

Our Board has determined that the close of business on June 18, 2010 was the record date (“Record Date”) for the stockholders entitled to this notice and Information Statement.

No Appraisal Rights

Under the Nevada Corporate Code dissenting stockholders will not have rights to appraisal in connection with the Action discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Hunter Taubman Weiss LLP on behalf of China Green Creative, Inc. 17 State Street, Suite 2000, New York, NY 10004.  Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

Stockholders Entitled to Vote

As of June 18, 2012, 300,000,000 shares of our common stock were issued and outstanding at the time of the Action. Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval (the holders of common stock as of the Record date sometimes are referred herein as “Stockholders”). The consent of the holders of a majority of the outstanding shares of our common stock (the “Stockholder Approval”) was necessary to authorize the Action.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

PROPOSAL

APPROVAL OF AUTHORITY TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION
TO IMPLEMENT A REVERSE STOCK SPLIT AT A RATIO OF 1:60

The Reverse Stock Split

The Board of Directors has unanimously authorized and a majority of  the Stockholders have approved by written consent an amendment to our Certificate of Articles of Incorporation (as amended, the “Articles of Incorporation”) to implement a reverse stock split at a ration of 1:60. A reverse stock split will reduce the number of outstanding shares of our common stock by reclassifying and  converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.  Each stockholder’s proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes that may result from additional shares issued in connection with fractional shares.  And, with the exception of adjustments for those stockholders with fractional shares, the reverse stock split will not affect any stockholder’s proportional equity interest in the company in relation to other stockholders or rights, preferences, privileges or priorities.  Outstanding shares of new common stock resulting from the reverse stock split will remain fully paid and non-assessable.

The Purpose and Reason for a Reverse Stock Split

As of the June 18, 2012, there were 300,000,000 shares of our common stock issued and outstanding.  The Reverse Stock Split was proposed to position the Company to take advantage of future business opportunities, including but not limited to, possible acquisitions or financings. Management believes that the current number of shares outstanding is too large based on the Company’s overall size and development stage to allow for effective use of our stock in pursuing such opportunities.

Although the market price per share of our common stock may increase as a result of a reverse split, the effect of the reverse stock split cannot be predicted.  There can be no assurance that the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding resulting for a reverse stock split.  The market price of our common stock may also be effected by our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Disadvantages of a Reverse Stock Split

Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

(a)
A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 60 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 60.

(b)
Because a reverse stock split would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.   For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the Board of Directors determines is not in our best interests or those of our stockholders.  The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal.  The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, our board of directors is not aware of any attempt to take control of the Company, and our Board of directors did not propose the Amendment with the intent that the increase in the number of authorized but unissued shares of common stock be utilized as a type of anti-takeover device.

(c)
The increased number of authorized but unissued shares of our common stock could be issued by the Board of Directors without further stockholder approval, which could result in dilution to the current holders of our common stock.

Effect of a Reverse Stock Split

The principal effects of the reverse split will be as follows:

Based upon the 300,000,000 shares of common stock outstanding on the record date, the reverse split would decrease the outstanding shares of common stock to approximately 5,000,000 shares of common stock issued and outstanding (the exact number of shares outstanding after the reverse split will be determined following the effectiveness of the reverse split since fractional shares shall be rounded up to the nearest whole share).

Following the effectiveness of the reverse split, all of your shares will be represented by a smaller amount of shares.  Every 60 shares of common stock presently outstanding, without any action on the part of the stockholder, will represent 1 share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

Exchange of Stock Certificates

Following the Effective Date, the appropriate number of shares based upon the ratio will be automatically combined and changed into the lesser number of shares of common stock and every 60 shares of common stock outstanding at that time, without any action on the part of the stockholder, will represent 1 share of common stock.  The number of shares of common stock issued and outstanding will then be reduced accordingly.  No additional action on our part or any stockholder will be required in order to affect the reverse split.  Stockholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock.  Stockholders will not have to submit certificates until requested to do so and will be furnished the necessary materials and instructions to enable them to affect such exchange promptly after the effective date. Certificates representing shares of old common stock subsequently presented for transfer will not be transferred on our books and records, but we will effect the conversion of the old common stock into shares of new common stock.  You should not submit any certificates until requested to do so.

No fractional shares of post-reverse split common stock will be issued to any stockholder.  In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

Effect on Outstanding Shares

The rights and preferences of the outstanding shares of the common stock will remain the same once the Amendment occurs.  And the new CUSIP number 168928 208 will apply upon effectiveness of the Amendment and the Reverse Split.

YOU SHOULD NOT SEND YOUR CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.  This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders.  Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INFORMATION ON CONSENTING STOCKHOLDERS

As of the Record Date, we had 300,000,000 shares of common stock entitled to vote. The consenting majority stockholders are the record and beneficial owners of a total of 254,219,999 shares of our common stock, which represents approximately 84.739% of the total number of our voting shares. Pursuant to Nevada law, we have obtained the consent from the majority stockholders and no consideration was paid for the consent. The consenting stockholders' names, affiliation with the Company and beneficial holdings are as follows:

Names and Address	Shares Owned Number	Percentage of Consenting Shares

Feng Chen	7,194,999	2.398%

Han Sing Investment Inc.	14,725,000	4.908%

Lionhero Investment Ltd.	207,300,000	69.100%

Ping Liu	5,000,000	1.667%

Fang Ye	10,000,000	3.333%

Yuanyuan Ye	10,000,000	3.333%

Total	254,219,999	84.739%

SECURITY OWNERSHIP OF CERTAIN BENEIFICAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 18, 2012, certain information concerning the beneficial ownership of the common stock held by officers and directors of the Company and each person known to us to own more than 5% of the outstanding stock of the Company:

Beneficial Owner	Title	Total number of shares owned	Percentage of Voting Stock	Nature of ownership
Xinghua Chen	President and Director	123,375,000	41.125%	14,725,000 shares from 100% equity ownership of Han Sing Investments Incorporated 103,650,000 shares from 50% equity ownership of Lionhero Investments Limited
Deng Lin	CFO	500,000	0.167%	500,000 shares held directly
Yexin Zhang	CEO and Director	103,650,000	34.550%	103,650,000 shares from 50% equity ownership of Lionhero Investments Limited
Chen Xiao Ming	5% or more stockholder	16,000,000	5.333%	5,000,000 shares held directly 11,000,000 shares under his wife’s name, Han Yishen
Han Yi Sen	5% or more stockholder	16,000,000	5.333%	11,000,000 shares held directly 5,000,000 shares under her husband’s name, Chen Xiao Ming

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the actions shall not be effective until a date at least twenty (20) calendar days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 23, 2012, or as soon thereafter and is practicable.

By Order of the Board of Directors /s/ Xinghua Chen Xinghua Chen President & Director

 APPENDIX A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
–Remit in Duplicate–

1. Name of corporation: CHINA GREEN CREATIVE, INC.

2. The articles have been amended as follows (provide article numbers, if available):

First. The name of the corporation is China Green Creative, Inc. The authorized capital of the corporation shall be 410,000,000 shares consisting of 400,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the NRS 78.385 and 78.390 of this certificate of amendment to the restated Articles of Incorporation of the Corporation, each sixty (60) shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional share interests of Common Stock shall instead have those fractional shares be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the rounding up of fractional share interests as described above.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 84.739%.*

4. Effective date of filing (optional): July 23, 2012.

5. Signature (required)

By:  /s/ Xinghua Chen
Name: Xinghua Chen
Title:  President and Director

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.